                                                                   EXHIBIT 10.37

                                                                  Execution Copy


                             EMPLOYMENT AGREEMENT
                             --------------------

        THIS AGREEMENT is made as of December 22, 1997, between CHIREX INC., a Delaware corporation (the "Company"), and Michael A. Griffith ("Executive").

                                   RECITALS
                                   --------

     Executive is presently the Chief Financial Officer and Secretary of the Company. The parties hereto desire to set forth in writing the terms of the Executive's continuing employment relationship with the Company.

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  (a) The Company hereby agrees to continue its employment
         ----------
of Executive to render exclusive and full-time services to the Company as its Chief Financial Officer and Secretary, and to perform such other duties commensurate with such office as he shall reasonably be directed by the Board of Directors of the Company, for the period specified in Section 2 (the "Employment
                                                                      ----------
Period").
------

     (b)  Executive hereby accepts such employment and agrees to render the services described above to the best of his abilities in a diligent,
trustworthy, businesslike and efficient manner.   Executive further agrees to
accept election and to serve during all or any part of the term of this Agreement as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor, other than that specified in this Agreement or as otherwise determined by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

     (c) The duties to be performed by Executive hereunder shall be performed primarily at the principal office of the Company at 300 Atlantic Street, Stamford, Connecticut, subject to reasonable travel requirements on behalf of the Company.

     2.   Term of Employment. The Employment Period of Executive by the Company
          ------------------
shall commence on January 1, 1998 and end on December 31, 2000 (the "Initial Term") unless further extended or sooner terminated as hereinafter provided. Executive may terminate his employment during the Initial Term with six months written notice to the Company. Commencing on December 31, 2000, and each December 31 thereafter, the term of Executive's employment shall automatically be extended for one additional year to, respectively, December 31, 2001, and each December 31 thereafter, unless, not later than six months prior to the end of the Initial Term or any renewal term, either party hereunder shall have given notice to

                                                                  Execution Copy


the other party that it does not wish to extend this Agreement. If the Company gives Executive notice that it does not wish to extend this Agreement during the Initial Term or any renewal term, Executive shall be entitled to the severance payments provided in Section 4(d) hereof.

     3.  Base Salary and Benefits.  (a) During the Employment Period,
         ------------------------
Executive's base salary shall be $250,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be
                                            -----------
payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible.

     (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) In addition to the Base Salary, the Board may, in its sole discretion, award a bonus to Executive following the end of each fiscal year during the Employment Period, which bonus shall be based upon the Company's operating results during such year and upon Executive achieving defined specific goals and objectives during the twelve months prior to review.

     (d) Executive may be awarded, from time to time, additional compensation (such as stock options, stock appreciation rights, performance shares, restricted stock or unrestricted stock) pursuant to the Company's 1997 Stock Incentive Plan or any additional or replacement incentive compensation program established for the key employees of the Company. Any awards under such programs shall be at such levels or in such amounts as the Board of Directors deems, in its sole discretion, appropriate for the position occupied by Executive and his performance therein. Subject to Section 4 herein, the terms, conditions and rights with respect to any such grants will be subject to the actual provisions and conditions applicable to such plans.


     4.  Termination and Change of Control.   (a) If Executive shall die during
         ---------------------------------
the Employment Period, this Agreement shall terminate, except that (i) Executive's surviving spouse or, if none, his estate, shall be entitled to receive Executive's compensation (including bonus) to the last day of the third calendar month following the date of his death; and (ii) such termination shall not affect any rights which Executive may have at the time of his death pursuant to any insurance or other death benefit, retirement, stock option or other plans or arrangements of the Company or of any subsidiary or affiliate of the Company, which rights shall continue to be governed by the provisions of such plans and arrangements.

                                                                  Execution Copy


     (b) At the sole discretion of the Board of Directors, Executive may be terminated if the Executive is disabled (as defined below) and shall have been absent from his duties with the Company on a full time basis for one hundred and eighty (180) consecutive days, and within thirty (30) days after written notice by the Company to do so, the Executive shall not have returned to the performance of his duties hereunder on a full time basis. In the event of such termination, the Company shall make to Executive the payments specified in
Section 4(d). As used herein, the term "disabled" shall (i) mean that Executive
                                        --------
is unable, as a result of a medically determinable physical or mental impairment, to perform the duties and services of his position, or (ii) have the meaning specified in any disability insurance policy maintained by the Company, whichever is more favorable to the Executive.

     (c) The Company may, by notice to Executive, terminate Executive's employment hereunder for cause. As used herein, "cause" shall mean (i) the
                                                 -----
conviction of Executive of a felony or conviction of a misdemeanor if such misdemeanor involves moral turpitude; or (ii) Executive's voluntary engagement in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds in the course of his employment; or (iii) the willful refusal to carry out specific directions of the Board of Directors, which directions shall be consistent with the provisions hereof; or
(iv) Executive's committing any act of gross negligence or intentional misconduct in the performance or non-performance of his duties as an employee of the Company; or (v) any material breach by the Executive of any material provision of this Agreement (other than for reasons related only to the business performance of the Company or business results achieved by the Executive). For purposes of this Section 4(c), no act or failure to act on Executive's part shall be considered to be reason for termination for cause if done, or omitted to be done, by Executive in good faith and with the reasonable belief that the action or omission was in the best interests of the Company.

     (d) Executive's employment may be terminated at any time by the Company without cause; provided, however, that in such event Executive shall be entitled to receive (so long as he executes and delivers the Company's standard form of release), 250% of Executive's then effective annual Base Salary. The foregoing amount shall be payable in one lump sum payment within five (5) days after Executive's last day of active employment. In addition, Executive shall be entitled to continue participation in the Company's health and other welfare benefit plans for a period of up to two (2) years or until Executive is covered by a successor employer's benefit plans, whichever is sooner.

     (e) If a "Change in Control" of the Company (as defined in Section 4(f) below) occurs, all stock options, restricted stock, deferred compensation and similar benefits which have not yet become vested on the date of a Change in Control shall become vested upon such event, and Executive shall be permitted to exercise all such rights in accordance with the administrative provisions of those plans, whether or not Executive remains employed with the Company or terminates his employment in accordance with this subsection (e). In addition, if a Change in Control occurs, Executive may, after such Change in Control, terminate his employment with the Company for any reason during the thirty (30) day period immediately following the first anniversary of such Change in Control, in which event Executive shall be entitled to the

                                                                  Execution Copy


payments specified in Section 4(d) above and to the other rights described herein (subject to his compliance therewith).

     (f) For purposes of this Agreement, a "Change in Control" of the Company
                                            -----------------
shall be deemed to have occurred if: (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of Company securities representing 30% or more of the capital stock of the Company; or (ii) individuals who constitute the Company's Board of Directors as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority
      ---------------
thereof, provided, however, that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 51% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for the purpose of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) the Company's shareholders approve a merger or consolidation (where in either case the Company is not the survivor thereof) in which shareholders of the Company cease to own at least 80% of the surviving entity's voting power, or a sale or disposition of all or substantially all of the Company's assets or a plan of partial or complete liquidation of the Company.

     (g) Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean: (i) the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as contemplated by Section 1(a) hereof, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (ii) any failure by the Company to comply with any of the provisions of Section 3 hereof, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (iii) the Company's requiring Executive to be based at any office or location other than as provided in Section 1(c) hereof; (iv) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by this Agreement; or (v) any failure by the Company to obtain an express assumption of this Agreement by a successor as required pursuant to Section 15 hereof. For purposes of this Section 4(g), any good faith determination of "Good Reason" made by Executive shall be conclusive. Upon any termination pursuant to this subsection (g), Executive shall be entitled to the payment specified in Section 4(d) hereof and to the other rights described therein (subject to his compliance therewith).

                                                                  Execution Copy





     5.   Confidential Information.
          ------------------------

     (a) Executive acknowledges and agrees that the information, observations and data obtained by him while employed by the Company and its subsidiaries concerning the business or affairs of the Company or any other subsidiary ("Confidential Information") are the property of the Company or such subsidiary.
  ------------------------
Therefore, Executive agrees to keep secret and retain in the strictest confidence all Confidential Information, including without limitation, trade "know-how" secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects and other business affairs of the Company, learned by him prior to or after the date of this Agreement, and not to disclose them to anyone outside the Company, either during or after his employment with the Company, except (i) in the course of performing his duties hereunder; (ii) with the Company's express written consent; (iii) to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 48 hours after learning of such subpoena, court order or other governmental process, shall notify the Company, by personal delivery or fax (pursuant to Section 10 hereof), and, at the Company's expense, shall take all reasonably necessary steps requested by the Company to defend against the enforcement of such subpoena, court order or other governmental process and permit the Company to intervene and participate with counsel of its own choice in any related proceeding.

     (b) Executive shall deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which he may then possess or have under his control.

     6.  Inventions and Patents.  Executive acknowledges that all inventions,
         ----------------------
innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or its predecessor and its subsidiaries ("Work Product") belong to the
                                                  ------------
Company or such subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after his employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                                                                  Execution Copy


     7.  Non-Compete, Non-Solicitation.  (a) In further consideration of the
         -----------------------------
compensation to be paid to Executive hereunder, Executive acknowledges that during his employment with the Company he has become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its predecessors and its subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not, directly or
                              -----------------
indirectly, own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not, directly or indirectly, through another entity (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary (including, without limitation, making any negative statements or communications about the Company or its subsidiaries).

     (c) If, at the time of enforcement of this Section 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this
Section 7 are reasonable.

     (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 7, the Noncompete Period shall be extended until such breach or violation has been duly cured.

     8.   Indemnification.  The Company will indemnify Executive and his legal
          ---------------
representatives, to the fullest extent permitted by the laws of the State of Delaware and the existing by-laws of the Company or any other applicable laws or the provisions of any other corporate document of the Company, and Executive shall be entitled to the protection of any

                                                                  Execution Copy


insurance policies the Company may elect to obtain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he or his legal representatives may be made a party by reason of his being or having been a director or officer of the Company or of any of its subsidiaries or affiliates or actions taken purportedly on behalf of the Company or of any of its subsidiaries or affiliates.

      9.  Executive's Representations.  Executive hereby represents and warrants
          ---------------------------
to the Company that (a) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, and (b) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     10.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, postage prepaid, or by fax (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same day that such fax was sent), addressed to the parties at the following addresses or to such other address as such party shall hereafter specify by notice to the other:

     Notices to Executive:      Michael A. Griffith
     --------------------       83 Sawmill Lane
                                Greenwich, Connecticut 06830
                                (203) 552-9184 (Phone)
                                (203) 552-9186 (Fax)


     Notices to the Company:    ChiRex Inc.
     ----------------------     300 Atlantic Street
                                Suite 402
                                Stamford, Connecticut 06901
                                (203) 351-2300 (Phone)
                                (203) 425-9996 (Fax)
                                Attention: General Counsel

     11.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall

                                                                  Execution Copy


not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.  Complete Agreement.  This Agreement constitutes the complete agreement
          ------------------
and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13.  No Strict Construction.  The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     14.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     15.  Successors and Assigns.  This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company will require any successor to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     16.  Choice of Law.  All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

     17.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     18.  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of
Section 5 as to which the parties shall have the right to apply for specific performance to any court having equity jurisdiction, shall be settled by arbitration in New York City by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if he elects, institute proceedings in any court having jurisdiction for the

                                                                  Execution Copy


specific performance of any such award. The powers of the arbitrator shall include, but not be limited to, the awarding of injunctive relief. The Company shall reimburse Executive for all expenses incurred by Executive in connection with any arbitration, including reasonable attorney's fees, to the extent the arbitration is concluded in Executive's favor.

     19.  No Mitigation or Set-Off.  The provisions of this Agreement are not
          ------------------------
intended to, nor shall they be construed to require that Executive mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Executive as a result of his employment by another employer or otherwise. The Company's obligations to make the payments to Executive required under this Agreement, and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Executive.


                        * * * * * * * * * * * * * * * *

                                                                  Execution Copy



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                CHIREX INC.



                                By Its Compensation Committee of the
                                Board Of Directors:

                                ____________________________
                                Elizabeth M. Greetham


                                _____________________________
                                W. Dieter Zander





                                _____________________________
                                Michael A. Griffith